                                                                     EXHIBIT 4.1

                             SUBSCRIPTION AGREEMENT
                                 ______________

                           COMMUNITY BANCSHARES, INC.



Ladies and Gentlemen:

     The undersigned (individually and collectively, the "Subscriber"), intending to be legally bound, hereby applies to Community Bancshares, Inc. (the "Company") to purchase the number specified below of shares of the Company's common stock, $.10 par value per share (the "Shares"), at $19.00 per Share (the "Purchase Price"), in accordance with the terms and conditions of this Subscription Agreement and the offer and sale of the Shares (the "Offering") as described in the Company's Prospectus, dated ___________, 1998 (the "Final Prospectus"), relating to the Offering.

1. Receipt of Prospectus. The Subscriber understands that this Subscription shall be an indication of interest with respect to the purchase of Shares until the delivery of a Final Prospectus to the Subscriber, at which time and upon acceptance by the Company, this Subscription shall be a binding obligation of the Subscriber to immediately purchase and pay for the Shares subscribed and allocated to such Subscriber. The Subscriber may revoke his or her indication of interest at any time by written notice to the Company requesting the return of his or her Subscription Agreement, provided such notice is received by the Company prior to acceptance by the Company.

2. Purchase for Subscriber's Account Only. The Subscriber represents, warrants and covenants that this Subscription Agreement is offered, and purchase of the Shares is solely, for the Subscriber's own account and for the person(s) in whose name(s) such Shares are to be registered as set forth below.

3. Payment of Subscription. All Subscriptions shall be accompanied by a check in full payment of all Shares subscribed. All checks in payment of Subscriptions must represent good, collected funds and be for the full amount subscribed, and shall be payable to "Community Bancshares, Inc." All Shares subscribed and made available to the undersigned Subscriber by the Company must be paid in full before the Company shall be obligated to issue Shares to the Subscriber.

4. Delivery of Subscriptions. All Subscription Agreements and checks for Shares subscribed shall be delivered by mail or in person to:

                           COMMUNITY BANCSHARES, INC.
                               68149 Main Street
                                 P. O. Box 1000
                          BLOUNTSVILLE, ALABAMA 35031
                          ATTN: BISHOP K. WALKER, JR.

5. Allocation of Shares. The Subscriber understands and agrees that if fewer than all Shares subscribed for by the undersigned are accepted by the Company, the excess subscription will be returned to the undersigned without interest. The Subscriber understands and agrees that the Company has, in its sole discretion, the right to allocate shares among Subscribers, and to accept or reject subscriptions in whole or in part.

6. Tax Matters. All Subscribers must complete, date and sign the attached Internal Revenue Service Form W-9 to avoid back-up withholding under the Federal income tax laws.
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7.  Miscellaneous.  The Subscriber warrants that all information supplied by the
Subscriber is accurate and complete, and shall constitute representations, warranties and covenants which shall survive the execution, delivery and acceptance of this Subscription Agreement and the issuance and delivery of Shares to the Subscriber. When accepted by the Company after the delivery of a Final Prospectus, this Subscription Agreement shall bind the Subscriber and his or her successors and assigns, personal and legal representatives, and heirs to pay for all Shares subscribed and allocated to such Subscriber. The Subscriber may not assign or transfer this Subscription Agreement or any interest herein, and, except as specifically provided in Section 1 hereof, this Subscription Agreement may not be revoked by the Subscriber. The Subscriber hereby consents to the release of any subscription information requested by the Superintendent of Banks of the State of Alabama, the Department of Financial Institutions of the State of Tennessee, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, or any other governmental or self-regulatory authority having jurisdiction over the Company or its subsidiaries. Headings used herein are for convenience of reference only and shall not be considered in construing the terms of this Subscription Agreement. All capitalized terms used herein shall have the same meaning as in the Final Prospectus, unless otherwise defined. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama.

8. Registration. Shares purchased by the undersigned shall be registered as listed below. If certificates for Shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for Shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such person, and if as trustee, please provide the full name and date of such trust.

     IN WITNESS WHEREOF, the undersigned, acting with full authority and capacity, has executed, or caused to be executed, this Subscription Agreement.

FOR INDIVIDUALS:

  Number of Shares subscribed at $19.00 per Share: ___________________________
                  (Minimum Subscription - 25 Shares ($475.00))

                        How Shares Are to be Registered:
                                 (please print)

                        ------------------------------

                        ------------------------------

                     [ ]  Individual      [ ]  Joint Tenants
                     [ ]  Trustee         [ ]  Tenants in Common
                     [ ]  Custodian       [ ]  Other



---------------------------------------------      ----------------------------------------------
Sign Here                                             Sign Here
Date                                                  Date

---------------------------------------------      ----------------------------------------------
Name  (Please print or type)                          Name  (Please print or type)

---------------------------------------------      ----------------------------------------------
Residence Address                                     Residence Address

---------------------------------------------      ----------------------------------------------
Mailing Address (if different)                        Mailing Address (if different)

---------------------------------------------      ----------------------------------------------
City and State                        Zip             City and State                      Zip

---------------------------------------------      ----------------------------------------------
Home Telephone No.                                    Home Telephone No.

---------------------------------------------      ----------------------------------------------
Age                                                   Age

---------------------------------------------      ----------------------------------------------
Occupation                                            Occupation

---------------------------------------------      ----------------------------------------------
Employer                                              Employer

---------------------------------------------      ----------------------------------------------
Spouse's Name and Occupation                          Spouse's Name and Occupation

---------------------------------------------      ----------------------------------------------
Spouse's Employer                                     Spouse's Employer

---------------------------------------------      ----------------------------------------------

Business Address                                         Business Address

------------------------------------------------      ---------------------------------------------------
City and State                             Zip           City and State                            Zip

------------------------------------------------      ---------------------------------------------------
Business Telephone No.                                   Business Telephone No.

------------------------------------------------      ---------------------------------------------------
Social Security No./ Taxpayer Identification No.         Social Security No./Taxpayer Identification No.

                          DO NOT WRITE BELOW THIS LINE
_______________________________________________________________________________

                                   ACCEPTED:

              Number of Shares: _________________________________

                    COMMUNITY BANCSHARES, INC.

                    By: ________________________________________
                    Name:
                    Title:
                    Date: __________________________________, 1998

                           __________________________

FOR ENTITIES:

  Number of Shares Subscribed at $19.00 per Share:____________________________
                  (Minimum Subscription - 25 Shares ($475.00))

                        How Shares Are to be Registered:
                                 (please print)

                ________________________________________________

                ________________________________________________


Name of Entity: _____________________________________________________________

Principal Office Address:____________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

By:____________________________    Telephone No.:____________________________

Name:__________________________    Taxpayer Identification No.:______________

Title:_________________________    Principal Business:_______________________

Date: ___________________, 1998

                          DO NOT WRITE BELOW THIS LINE
_______________________________________________________________________________

                                   ACCEPTED:

               Number of Shares _________________________________

               COMMUNITY BANCSHARES, INC.

               By:________________________________________________
               Name:
               Title:
               Date: _________________________________________, 1998